Exhibit 99.3

KAMALA D. HARRIS

Attorney General of California

KATHLEEN E. FOOTE

Senior Assistant Attorney General

455 Golden Gate Avenue, Suite 11000

San Francisco, CA 94102-7004

CHERYL L. JOHNSON

Deputy Attorney General

State Bar No. 66321

300 S. Spring Street, Suite 1700 Los Angeles,

California 90013

Telephone: (213) 897-2688

Fax: (213) 897-2801

E-mail: Cheryl.Johnson@doj.ca.gov

Attorneys for Plaintiff,

The People of the State of California

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

THE PEOPLE OF THE STATE OF CALIFORNIA,	Case No.

Plaintiff,	STIPULATED FINAL JUDGMENT

v.

MEDCO HEALTH SOLUTIONS, INC.,

Defendant.

Plaintiff, the People of the State of California, appearing through its attorney, Kamala D. Harris, Attorney General of the State of California, and Defendant Medco Health Solutions, Inc., a Delaware corporation, appearing through its attorneys, Williams & Connolly LLP, have consented to the entry of this Final Judgment.

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Stipulated Final Judgment

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This Judgment is entered without taking any proof and without trial or adjudication of any issue of law or fact. This Judgment does not constitute evidence of or an admission by the Defendant regarding any issue of law or fact alleged in the Complaint entitled The People of the State of California v. Medco Health Solutions, Inc. filed in this Court.

Therefore, the parties having waived their rights of appeal and having approved this Final Judgment as to form and content:

IT IS HEREBY ORDERED THAT:

1. This Court has jurisdiction over the parties to and the subject matter of this action, and venue is proper in this Court.

2. Medco shall not unlawfully interfere or tamper with the competitive bidding or contracting process of any California governmental or quasi-governmental agency (together, “Covered State Plans”), directly or indirectly through the use of any consultant or agent of Medco.

3. Within fifteen (15) days of entry of this Judgment, Medco shall review its policies and procedures regarding the use and management of consultants in competitive bid situations, and, if necessary, revise such policies or implement additional policies such that the policies:

(a) forbid any unlawful interference or tampering with the competitive bid process or contracting process of any Covered State Plan, directly or indirectly through the use of any consultant or agent of Medco;

(b) require Medco to comply with the periods of restricted communications set forth in the applicable Requests for Proposals, the California Government Code or Public Contract Code, or in the regulations and rules of the Covered State Plan;

(c) require Medco to comply with any restrictions on gifts or other consideration set forth in the applicable Requests for Proposals, the California Government Code, or in the regulations and rules of the Covered State Plan;

(d) require Medco to follow all California election laws with respect to any contribution and/or gift to any elected official or candidate for elected office and to track any such political contributions according to law;

Stipulated Final Judgment

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(e) bar Medco employees, officers, consultants and agents from attending any meeting with officers or members of the board of directors (or equivalent governing body) of any Covered State Plans that the Medco employee, officer, consultant or agent knows is not a public meeting and is being held in violation of the Brown Act (California Government Code Section 54950 et seq.);

(f) require Medco, at any Covered State Plan’s request, to disclose in writing to the Covered State Plan any arrangement by Medco with any consultant or agent under which such person or entity is to receive compensation, commission or other payment having a value in excess of $20,000 in connection with the prospective granting, extension or renewal of a contract for the provision of pharmaceutical benefits management services for the benefit of Medco from the Covered State Plan;

(g) require Medco to conduct due diligence regarding potential consultants or agents before retaining such consultant or agent;

(h) require Medco to maintain all consulting agreements in a database;

(i) require Medco to maintain records of all broker-of-record designations;

(j) require Medco to maintain reasonable documentation of the specific nature and business purpose of expenses for which any consultant or agent seeks reimbursement (for the period of time such records would normally be maintained under Medco’s document retention policies); and

(k) require Medco to obtain certification from all consultants and agents that they have complied with the Medco Code of Conduct and applicable law.

4. Medco shall pay to Plaintiff, upon entry of this Judgment, the sum of $2,750,000 as reimbursement of the Attorney General’s attorneys’ fees and/or investigation, litigation and settlement administration costs.

5. The Office of the Attorney General may reimburse any California state agency for its expenses or contributions associated with the Attorney General’s investigation.

Stipulated Final Judgment

6. This Judgment resolves the above-captioned action. This Judgment is also a complete resolution of any and all claims of any nature that the Attorney General ever had, has or may have against Medco, each of its subsidiaries, any predecessors or successors thereof and each of the past and present owners, officers, directors, employees, attorneys, insurers, agents and assigns of any of them (other than Alfred Robles Villalobos and ARVCO Capital Research L.L.C.), in each case arising out of or in connection with CalPERS’ Request for Proposal 2004- 3521 and CalPERS’ resulting purchase of pharmacy benefits services in 2005, as set forth in CalPERS Agreement No. 2005-3789 and amendments thereto, and the Attorney General’s investigation thereof, including without limitation the above-captioned action.

7. Jurisdiction is retained by the Court for the purpose of enabling any party to the Judgment to apply to the Court at any time for such further orders and directions as may be necessary or appropriate for the construction or the carrying out of this Judgment, for the modification of any of the provisions hereof, for enforcement of compliance herewith, and for the punishment of violations hereof, if any. Any party making any such application shall bear its own costs and fees.

IT IS SO ORDERED:

Dated: March     , 2012

JUDGE OF THE SUPERIOR COURT

Stipulated Final Judgment

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